UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2010
Commission file number 1-8787

American International Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-2592361
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

70 Pine Street, New York, New York	10270
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 770-7000

Former name, former address and former fiscal year, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events.
On October 22, 2010, AIA Group Limited (AIA) announced that it had determined the price for its public offering of approximately 7.03 billion ordinary shares (after the full exercise of the offer size adjustment option and before the exercise of the over-allotment option) at HK$19.68 per share. This represents approximately 58.4 percent of the issued and outstanding share capital of AIA, and gross proceeds to AIA Aurora LLC of approximately $17.8 billion (approximately HK$138.3 billion).
Trading of AIA shares is expected to commence on the Main Board of the Hong Kong Stock Exchange Limited (HKEx) on October 29, 2010, subject to the satisfaction of customary closing conditions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American International Group, Inc. (Registrant)
Date: October 22, 2010	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Deputy General Counsel